Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Marilynn Meek

Financial Relations Board

212-827-3773

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS SECOND QUARTER RESULTS

Dallas, TX, August 9, 2016 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	NXRT paid a second quarter dividend of $0.206 per share of NXRT common stock on June 30, 2016. On August 8, 2016, NXRT’s board of directors approved a quarterly dividend of $0.206 per share of NXRT common stock, payable on September 30, 2016 to stockholders of record on September 15, 2016

•	Net income totaled $16.6 million, or earnings of $0.69 per common share; includes gain on sales of three properties, Meridian, Mandarin Reserve and Park at Regency, or $16.4 million, and depreciation and amortization of $8.1 million, compared to net income of $0.3 million, or loss of less than $(0.01) per common share, for the first quarter of 2016

•	AFFO¹ totaled $22.5 million, or $1.06 per common share; includes the Company’s share of gain on sales of three properties. This compared to $8.9 million, or $0.42 per common share, for the first quarter of 2016

•	FFO,¹ which excludes the gain on sales, totaled $7.2 million, or $0.34 per common share, compared to $8.6 million, or $0.41 per common share, for the first quarter of 2016

•	NOI¹ was $17.4 million for the second quarter of 2016, compared to $17.7 million for the first quarter of 2016

•	Total revenues were $33.7 million for the quarter, compared to $33.5 million for the first quarter

•	The weighted average effective monthly rent per unit across all 39 properties held as of June 30, 2016, consisting of 12,276 units, was $830, while physical occupancy was 93.7%

•	NXRT completed upgrades on 550 units during the second quarter of 2016. Since inception, we have completed 3,580 upgrades and achieved a $96 average monthly rental increase per unit, equating to 21.0% ROI on all units leased through June 30, 2016

•	Same Store total revenues, NOI and occupancy increased 10.2%, 11.0%, and 87 basis points to 93.9%, respectively, as compared to the second quarter of 2015

•	In the second quarter, NXRT’s Board of Directors authorized the repurchase of up to $30.0 million of its common stock. This authorization expires on June 15, 2018

•	As mentioned above, the Company completed the disposition of three properties during the quarter: Mandarin Reserve and Park at Regency in Jacksonville, Florida for approximately $47.0 million and Meridian in Austin, Texas for approximately $17.25 million.

[1]	AFFO, FFO and NOI are non-GAAP measures. For reconciliations of AFFO, FFO and NOI to net income and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations” section of this release.

“NXRT delivered sector-leading operating performance in the second quarter 2016, further substantiating the merits of our growth model and broader business strategy,” according to NXRT Chairman and President, Jim Dondero. “We accelerated the execution of value-add programs in the second quarter of 2016, completing 550 unit upgrades during the period while decreasing average cost per unit by 80 bps. This performance, coupled with the completion of exterior, common area and amenity improvements, drove an 11.6% increase to effective rent premiums on upgraded units, up $10 to $96 per month on average over the prior tenant.

We were also pleased with our capital allocation execution during the quarter, in which we retired more than $70 million of mortgage and bridge debt, swapped $300 million of notional floating rate debt (effective July 1, 2016) at an average fixed rate of 1.0088%, and completed the acquisition of a lower risk, higher growth opportunity (City View) through a like-kind exchange.”

Second Quarter Financial Results

The Company recorded net income in the second quarter of 2016 of $16.6 million, which included depreciation and amortization of $8.1 million. This compared to a net loss of $(2.3) million for the second quarter of 2015, which included depreciation and amortization of $10.1 million. For the first six months of 2016, NexPoint had a net income of $16.9 million, which included $17.7 million of depreciation and amortization. This compared to a net loss of $(8.2) million for the first six months of 2015, which included depreciation and amortization of $21.7 million.

For the quarter ended June 30, 2016, AFFO attributable to common shareholders was $22.5 million, or $1.06 per common share, and FFO was $7.2 million, or $0.34 per common share. For the six months ended June 30, 2016, AFFO attributable to shareholders was $31.5 million, or $1.48 per common share, and FFO was $15.8 million, or $0.74 per common share.

The changes in the Company’s net income, AFFO and FFO for the quarter ended June 30, 2016 as compared to the quarter ended June 30, 2015, primarily relate to strong year-over-year performance of our same store portfolio and the disposition of 3 properties during the second quarter of 2016, as compared to no dispositions during the second quarter of 2015.

Same Store Properties Operating Results

The Company’s Same Store property pool at June 30, 2016 included 35 properties totaling 10,937 units, or approximately 89% of the Company’s 12,276 units. These Same Store properties represented approximately 87% of NXRT’s NOI for the quarter ended June 30, 2016.

Same Store total revenues, NOI, and occupancy increased 10.2%, 11.0%, and 87 basis points to 93.9%, respectively, in the second quarter of 2016, compared to the second quarter of 2015.

Disposition of Assets

During the second quarter, the Company completed the sales of the Mandarin Reserve and Park at Regency in Jacksonville, Florida as well as the sale of the Meridian in Austin Texas for $64.25 million gross sale proceeds. Net proceeds from dispositions were used to retire existing debt and to partially fund (through a like-kind exchange) the Company’s acquisition of CityView apartments subsequent to quarter end.

Value-Add Programs

In the second quarter, rehab capital expenditures, which includes interior, exterior and common area improvements, totaled $4.6 million.

Subsequent Events

On July 27, 2016, NXRT used the net proceeds from the sale of Meridian through a like-kind exchange, to acquire CityView, a 217-unit property in West Palm Beach, FL, for $22.4M. This was the Company’s second acquisition in West Palm Beach in the last 18 months, bringing NXRT’s total portfolio to 40 properties consisting of 12,493 units in 11 markets.

Second Quarter 2016 Dividend

On May 9, 2016, the Company declared their fifth consecutive quarterly dividend of $0.206 per share of NXRT common stock, which was paid on June 30, 2016 to stockholders of record on June 15, 2016.

Share Buy Back Program

During the second quarter, NXRT announced that the Company’s Board of Directors authorized the repurchase of up to $30.0 million of its common stock. This authorization expires on June 15, 2018.

2016 Full Year Guidance

At this time, the Company reaffirms updated full year 2016 guidance for NOI, FFO and AFFO as disclosed in the Company’s June 2016 Investor Presentation. AFFO guidance excludes gain on sales.

•	NOI: $68.0 million - $70.0 million

•	FFO: $1.38 - $1.47 per share

•	AFFO: $1.46 – $1.55 per share

Additional information on second quarter results and 2016 financial and earnings guidance is included in supplemental data that can be found in the Investor Relations section of the Company’s website at www.nexpointliving.com.

Supplemental Information

Supplemental information to this press release can be found in the Investor Relations section of the Company’s website at www.nexpointliving.com. Our filings with the Securities and Exchange Commission are filed under the registrant name of NexPoint Residential Trust, Inc.

Second Quarter Earnings Conference Call

NXRT will host a call to discuss its second quarter results on Tuesday, August 9, 2016 at 11:00 a.m. ET. The number to call for this interactive teleconference is (800) 524-8950, or for international callers, (416) 260-0113 in each case using passcode 9512554. A live audio webcast of the call will be available online at the Company’s website, http://www.nexpointliving.com (under “Investor Relations”).

A replay of the call will be available approximately two hours after the call through Tuesday, August 16, 2016, by dialing (888) 203-1112, or for international callers, (719) 457-0820 and entering the confirmation number, 9512554.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. More information about NXRT is available at http://www.nexpointliving.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s guidance for financial results for the full year 2016. They are not guarantees of future results and are subject to risks, uncertainties, assumptions and anticipated sales of properties that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s other filings with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Definitions and Reconciliations

This press release includes analysis of adjusted funds from operations, or AFFO, funds from operations, or FFO, and net operating income, or NOI, all of which are non-GAAP financial measures of performance. These non-GAAP measures should be used as a supplement to, and not a substitute for, net income (loss) computed in accordance with GAAP. For a more complete discussion of AFFO, FFO, and NOI, see our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC. This press release also includes an analysis of our Same Store properties, which are defined as those that are stabilized and comparable for both the current and the prior reporting year. Same Store analysis for the second quarter of 2016 includes 35 properties totaling 10,937 units, or approximately 89% of the Company’s 12,276 units.

FFO and AFFO

We believe that net income, as defined by GAAP, is the most appropriate earnings measure. We also believe that funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations, or AFFO, are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO attributable to common shareholders in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) loss before adjusting for noncontrolling interests and show the noncontrolling interests as an adjustment to arrive at FFO attributable to common shareholders. AFFO is calculated by adjusting our FFO by adding back items that do not reflect ongoing property operations, such as acquisition expenses, equity-based compensation expenses and the amortization of deferred loan costs. AFFO will also be adjusted to include any gains (losses) from sales of property to the extent excluded from FFO and exclude relevant noncontrolling interests.

We believe that the use of FFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.

The following table reconciles our calculations of FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$16,596	$(2,266)	$16,887	$(8,157)
Depreciation and amortization	8,084	10,050	17,696	21,660
Gain on sales of real estate	(16,370)	—	(16,370)	—
Adjustment for noncontrolling interests	(1,120)	(1,063)	(2,380)	(1,801)

FFO attributable to common stockholders	7,190	6,721	15,833	11,702

FFO per share	$0.34	$0.32	$0.74	$0.55

Acquisition costs	—	238	—	2,169
Amortization of deferred financing costs	659	234	983	540
Gain on sales of real estate	16,370	—	16,370	—
Equity-based compensation expenses	—	—	—	—
Adjustment for noncontrolling interests	(1,696)	(49)	(1,721)	(266)

AFFO attributable to common stockholders	22,523	7,144	31,465	14,145

AFFO per share	$1.06	$0.34	$1.48	$0.66

The following table reconciles our calculations of FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$291	$(5,893)
Depreciation and amortization	9,612	11,610
Adjustment for noncontrolling interests	(1,260)	(738)

FFO attributable to common stockholders	8,643	4,979

FFO per share	$0.41	$0.23

Acquisition costs	—	1,931
Amortization of deferred financing costs	324	307
Equity-based compensation expenses	—	—
Adjustment for noncontrolling interests	(25)	(216)

AFFO attributable to common stockholders	8,942	7,001

AFFO per share	$0.42	$0.33

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) cost of funds, (2) acquisition costs, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income (loss) computed in accordance with GAAP, (5) corporate general and administrative expenses and other gains and losses that are specific to us and (6) entity level general and administrative expenses that are either non-recurring in nature or incurred on behalf of us at the property for expenses such as legal, professional and franchise tax fees.

The following table reconciles our net operating income to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2016 and 2015. The net operating income in the following table has not been adjusted for the effects of any noncontrolling interests.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$16,596	$(2,266)	$16,887	$(8,157)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	1,630	1,439	3,246	2,715
Corporate general and administrative expenses	844	831	1,626	831
Non-recurring property general and administrative expenses	130	309	281	557
Depreciation and amortization	8,084	10,050	17,696	21,660
Interest expense	6,467	4,239	11,693	8,248
Gain on sales of real estate	(16,370)	—	(16,370)	—
Acquisition costs	—	238	—	2,169

NOI	$17,381	$14,840	$35,059	$28,023

Less Non-Same Store
Revenues	(4,797)	(2,549)
Operating expenses	2,549	1,339

Same Store NOI	$15,133	$13,630

Same Store Properties

We review our stabilized multifamily communities on a comparable basis between periods. Our Same Store properties are defined as those that are stabilized and comparable for both the current period and the same period for the prior reporting year. There are 35 properties meeting this definition for the second quarter of 2016: Miramar, Arbors on Forest Ridge, Cutter’s Point, Eagle Crest, Silverbrook, Timberglen, Toscana, The Grove at Alban, Willowdale Crossing, Edgewater at Sandy Springs, Beechwood Terrace, Willow Grove, Woodbridge, Abbington Heights, Colonial Forest, Courtney Cove, Park at Blanding, The Summit at Sabal Park, Jade Park, Timber Creek, Belmont at Duck Creek, Radbourne Lake, The Arbors, The Knolls, The Crossings at Holcomb Bridge, The Crossings, Regatta Bay, Sabal Palm at Lake Buena Vista, Southpoint Reserve at Stoney Creek, McMillan Place, Cornerstone, Barrington Mill, Dana Point, Heatherstone, and Versailles.

Reconciliation of Guidance for 2016 NOI, FFO and AFFO

The Company anticipates that net income (loss) will be in the range between $(0.7) million to $(2.7) million for the full year and between $(0.5) million to $0.5 million for the third quarter of 2016, excluding gain on sales of real estate which is anticipated to be approximately $16.4 million for the full year 2016 and $0.0 million for the third quarter 2016. The difference between net income (loss) and FFO is depreciation and amortization, which is anticipated to be $35.1 million to $36.1 million for the full year 2016. The difference between FFO and AFFO is amortization of deferred financing costs, to the extent excluded from FFO, which is anticipated to total approximately $1.7 million for the full year 2016. The difference between net income (loss) and NOI is advisory and administrative fees, corporate general and administrative expenses, non-recurring property general and administrative expenses, depreciation and amortization, interest expense, acquisition costs which are anticipated to total approximately $69.7 million to $71.7 million for the full year and $16.9 million to $17.4 million for the third quarter of 2016. 2016 Full Year Guidance assumes we own all properties as of June 30, 2016 for the full year 2016.The Company expects approximately 21.3 million shares to be outstanding during 2016.

In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.

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